EXHIBIT 99.2

LIVE NATION ENTERTAINMENT ANNOUNCES PRICING OF
PRIVATE convertible NOTES OFFERING

LOS ANGELES (January 29, 2020) – Live Nation Entertainment, Inc. (NYSE: LYV) (the “company”) today announced that it priced an offering of $350 million in aggregate principal amount of its 2.00% convertible senior notes due 2025 (the “Convertible Notes”). The Convertible Notes were priced at 100% of their principal amount. The company intends to use the net proceeds from this offering for general corporate purposes, including acquisitions.

The Convertible Notes will have an initial conversion rate of 9.4469 shares of the company’s common stock per $1,000 principal amount of the Convertible Notes (equivalent to an initial conversion price of approximately $105.85 per share of the company’s common stock). The initial conversion price represents a premium of approximately 50% over the $70.57 per share closing price of the company’s common stock on The New York Stock Exchange on January 29, 2020.

In connection with the Convertible Notes offering, the company granted the initial purchasers an option to purchase an additional $50 million aggregate principal amount of such Convertible Notes. The initial closing date of the Convertible Notes offering is scheduled to occur on February 3, 2020.

The Convertible Notes will mature on February 15, 2025, unless repurchased, redeemed or converted in accordance with their terms prior to such date. Prior to the close of business on the business day immediately preceding November 15, 2024, the Convertible Notes will be convertible only upon satisfaction of certain conditions and during certain periods. On or after November 15, 2024, the Convertible Notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, holders of the Convertible Notes will receive shares of the company's common stock, cash or a combination thereof, at the company's election. Holders of the Convertible Notes will have the right to require the company to repurchase all or a portion of their Convertible Notes for cash in an amount equal to the principal amount of the Convertible Notes to be repurchased, plus any accrued and unpaid interest, upon the occurrence of certain corporate events constituting a "fundamental change" as defined in the indenture governing the Convertible Notes. The company may redeem for cash all or any portion of the Convertible Notes, at its option, on a redemption date occurring on or after February 21, 2023 and before the 41st scheduled trading day before the maturity date, but only if the last reported sale price of the company’s common stock has been at least 130% of the conversion price then in effect for a specified period of time. The redemption price will be the principal amount of the Convertible Notes to be redeemed, plus any accrued and unpaid interest.

The Convertible Notes will be offered through a private placement, and the offer and sale of the Convertible Notes and the shares of the company’s common stock, if any, issuable upon conversion of the Convertible Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. As a result, the Convertible Notes and any common stock issuable upon conversion of the Convertible Notes may not be offered or sold except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the Convertible Notes will be offered only to “qualified institutional buyers” under Rule 144A of the Securities Act. This news release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes or any common stock issuable upon conversion of the Convertible Notes, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements
This news release contains forward-looking statements, including statements related to the offering and the expected use of the net proceeds, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, without limitation, risks related to whether the company will consummate the offering of the Convertible Notes on the expected terms, or at all, market and other general economic conditions, and the fact that the company's management will have discretion in the use of the proceeds from any sale of the Convertible Notes. The company refers you to the documents it files with the Securities and Exchange Commission, specifically the section titled “Item 1A. Risk Factors” of its annual report on Form 10-K for the year ended December 31, 2018, which contains and identifies important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise, except as may be required by law.

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